EXHIBIT 16.1


                 SIMON KROWITZ BOLIN & ASSOCIATES, PA LETTERHEAD


January 18, 2002


U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On January 18, 2002, this Firm received a draft copy of a Form 8-K to be filed by Adirondack Pure Springs Mt. Water Co., Inc. reporting Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.

Yours truly,

/s/ Simon Krowitz Bolin & Associates, PA